UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012
VHGI HOLDINGS, INC.
(Exact name of Company as specified in its charter)
Delaware	000-17520	75-2276137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
103 North Court Street, Sullivan, IN	47882
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (812) 268-5459

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On September 20, 2012, VHGI Holdings, Inc. (the “Company”) issued two promissory notes (the “Notes”), each in the principal amount of $1,275,000. The Notes were issued to (i) Paul R. Risinger, who is our Chief Executive Officer and a member of our board, and (ii) the James W. Stuckert Revocable Trust, which is our largest stockholder. Each of the Notes carries an interest rate of 10% per annum, and all principal and accrued but unpaid interest under the Notes is due and payable on March 15, 2013.

On September 24, 2012, the Company entered into an agreement (the “Exchange Agreement”) with Paul R. Risinger, who is our Chief Executive Officer and a member of our board, and who was formerly the sole stockholder of Lily Group Inc. (“Lily”) prior to the purchase of all of the issued and outstanding common stock of Lily by VHGI Coal, Inc., a wholly-owned subsidiary of the Company (“Coal”), pursuant to a stock purchase agreement dated December 29, 2011, as amended (the “Lily SPA”). Simultaneously with the closing of the Lily SPA, Coal issued 700,000 shares of Series A Preferred Stock to Lily Group Holdings Company, an entity owned by Risinger (the “Series A Shares”). Pursuant to Section 1.1 of the Lily SPA, the Series A Shares were deemed to have a value of $7,000,000.

Pursuant to the Exchange Agreement, the Company and Coal will exchange the Series A Shares for 50,000,000 shares of Common Stock of the Company (the “Exchange Shares”) and issue a promissory note (in substantially the form attached as an exhibit to the Exchange Agreement, the “Interest Note”) that converts the accrued, but unpaid, interest and dividends on the Series A Shares into amounts owed under the Interest Note. The Exchange Shares and Interest Note shall be issued upon the filing and effectiveness of an amendment to the Company’s Certificate of Incorporation increasing the authorized Common Stock of the Company to 250,000,000 shares.

Item 3.02             Unregistered Sales of Equity Securities.

As described in further detail in Item 1.01 above, on September 24, 2012, the Company agreed to the issuance of a total of 50,000,000 shares of its Common Stock, contingent upon the amendment of the Company’s Certificate of Incorporation.

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

Effective September 21, 2012, Mr. Michael E. Fasci, 54, was appointed as the Company’s Chief Financial Officer. Since 1987, Mr. Fasci has owned and operated Process Engineering Services, Inc., and since 2006, he has served as CFO of RedFin Network, Inc. (RFNN). In the last five years, Mr. Fasci has also worked as an independent consultant for a number of public and private companies, and in 1997 he qualified for, and he currently maintains, Enrolled Agent status with the Internal Revenue Service.

Item 9.01.            Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.                                Description
10.1	Form of Promissory Note

10.2	Exchange Agreement, dated September 24, 2012

10.3	Form of Interest Note

99.1	Press Release —VHGI Holdings, Inc. Appointment of CFO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VHGI HOLDINGS, INC.
(Company)

Date	September 25, 2012
By:		/s/ Paul R. Risinger
Name:		Paul R. Risinger
Title:		Chief Executive Officer